UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
         (State or Other Jurisdiction of Incorporation or Organization)

                                   01-0469607
                      (I.R.S. Employer Identification No.)

                   1292 Hammond Street,    Bangor, Maine 04401
                                (207) 942-5273
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Karen L. Wright
                    President and Chief Executive Officer
                               1292 Hammond Street
                               Bangor, Maine 04401
                                 (207) 942-5273

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
           A copy of all communications, including communications sent to the agent for service, should be sent to:


                             Steven H. Weitzen, Esq.
                               Morea Schwartz LLP
                                  120 Broadway
                               New York, NY 10271
                                 (212) 810-2400

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|






     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Each   Proposed        Proposed Maximum                Amount
Class of        Maximum Amount  Aggregate          Aggregate    of
Securities to   to be           Price Per          Offering     Registration
be Registered   Registered      Share              Price        Fee
-------------   --------------  ----------------   ---------    ------------
Common Stock,
par value
$0.0001 per
share           193,237         $2.70 (1)          $521,739.90  $61.41

Common Stock,
par value
$0.0001 per
share,
issuable upon
exercise of
warrants         53,320 (2)     $2.70 (3)          $143,964.00  $16.94

(1) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low sales prices of our common stock on November 2, 2005, as reported by the Nasdaq Capital Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, an indeterminate number of additional shares of common stock as may become issuable upon the exercise of the warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, or (ii) by reason of changes in the exercise price of the warrants in accordance with the terms thereof.

(3) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of our common stock on November 2, 2005, as reported by the Nasdaq Capital Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED November 3, 2005


















































                                 PROSPECTUS

                            NYER MEDICAL GROUP, INC.

                        246,557 Shares of Common Stock
                        ------------------------------

     This prospectus relates to the public offering or distribution, which is not being underwritten, of up to 246,557 shares of common stock, par value $0.001 per share, of Nyer Medical Group, Inc. by the selling stockholders described herein, including 193,237 shares that are currently outstanding. The other 53,320 shares covered by this prospectus may be acquired by the selling stockholders in the future upon the exercise of certain warrants. Because the terms of the warrants allow for adjustments in the number of shares issuable upon their exercise, we do not know the actual number of shares that will be acquired and offered by the selling stockholders. The number of shares covered by this prospectus included a good faith estimate of the number of shares that will be acquired by the selling stockholders upon exercise of the warrants.
The number of shares covered by this prospectus may, however, differ from the actual number of shares ultimately acquired and offered by the selling stockholders, in which case, we may file an amendment or supplement to this prospectus. Nyer Medical Group, Inc. itself is not offering any shares.

     The selling stockholders may, from time to time, sell shares:

- through the Nasdaq Capital Market, in the over-the-counter market, in privately-negotiated transactions or otherwise;

- directly to purchasers or through agents, brokers, dealers or underwriters;
  and

- at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     Our common stock is traded and quoted on the Nasdaq Capital Market under the symbol "Nyer." The closing price of the common stock on November 2, 2005 was $2.75.

     Investing in our securities involves certain risks. See "Risk Factors" beginning on page 12.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________










                        TABLE OF CONTENTS

Cautionary Notice Regarding Forward-Looking Statements..........3
Where You Can Find More Information.............................3
Incorporation by Reference .....................................3-4
Our Business....................................................5-11
Risk Factors ..................................................12-20
Use of Proceeds ...............................................21
Selling Security Holders.......................................21-22
Plan of Distribution ..........................................22-24
Legal Matters .................................................25
Experts .......................................................25












































                                    2
          CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors". We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date such any such statement is made.

          WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC.
All reports filed by the Company with the Securities and Exchange Commission are available free of charge via EDGAR through the Securities and Exchange Commission website at http://www.sec.gov. In addition, the public may read and copy materials filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at 450 Fifth St., N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-732-0330. The Company also provides copies of its Forms 8-K, 10-K, 10-Q, Proxy and Annual Report at no charge available through its website at www.nyermedicalgroup.com as soon as reasonably practicable after filing electronically such material with the Securities and Exchange Commission. Copies are also available, without charge, from Nyer Medical Group, Inc., P.O. Box 1328, Bangor, Maine, 04402-1328.

     Nyer Medical Group, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to Nyer Medical Group, Inc. and the securities offered, reference is made to the registration statement. Statements contained in this prospectus or in any document incorporated by reference regarding the contents of any agreement or other document are not necessarily complete and are qualified in their entirety by reference to that agreement or document. The registration statement may be inspected without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

          INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.


                                    3
     We incorporate by reference the following documents that we have filed with the SEC, all filings that we file pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement, and any filings that we will make with the SEC in the future after the effectiveness of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed (except for information furnished rather than filed on Form 8-K):

      -  Annual Report on Form 10-K for the year ended June 30, 2005;

      -  Current Report on Form 8-K filed on September 28, 2005;

      -  Current Report on Form 8-K filed on October 4, 2005;

      - Current Report on Form 8-K filed October 31, 2005 with respect to the renewal of certain financing arrangements; and

      - Current Report on Form 8-K filed October 31, 2005 with respect to a description of the securities of Nyer Medical Group, Inc.

     Nyer Medical Group, Inc. will furnish to each person to whom this prospectus is delivered, upon written request, a copy of any or all of the documents referred to by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. Requests should be addressed to Ms. Karen Wright, Chief Executive Officer, Nyer Medical Group, Inc., P.O. Box 1328, Bangor, Maine, 04402-1328.





























                                    4
                               OUR BUSINESS
                         NYER MEDICAL GROUP, INC.

General

    Nyer Medical Group, Inc. (Company or Nyer), a Florida corporation incorporated in 1991, is a holding company with operations in the following segments:

    Pharmacies. D.A.W., Inc. (Eaton or D.A.W.), 80% owned by the Company, is a chain of drug stores located in the suburban Boston, Massachusetts area.

    Medical and surgical equipment and supplies. Two wholly owned subsidiaries, ADCO Surgical Supply, Inc. (ADCO) and ADCO South Medical Supplies, Inc. (ADCO South) are engaged in the wholesale and retail sale of medical and surgical equipment and supplies throughout New England, Florida and worldwide through Internet sales. In June 2005, the division in Nevada was closed due to continuing losses. In fiscal year 2005, Nyer Internet Companies, Inc. ceased to operate as an active business, and ADCO continued to perform the functions of the business of such company.

    Corporate. Salaries of the officers of the holding company are included in this segment as well corporate expenses such as reporting costs, accounting and legal fees.

    Discontinued operations. Fire and police. Anton Investments, Inc. (Anton) and Conway Associates, Inc. (Conway) which are each 80% owned by the Company, sold wholesale and retail equipment, supplies and novelty items to emergency medical services, fire and police departments throughout most of New England. This segment was discontinued in fiscal 2004.

     Certain former operating subsidiaries of the Company (i.e., Nyer Internet Companies, Inc., Nyer Nutritional Systems, Inc. and SCBA, Inc.) have recently been listed as being no longer active by the appropriate governmental agency of their respective jurisdictions of incorporation.

    Nyle International Corp. (Nyle) is the shareholder who owns more common stock of the Company than any other shareholder. Mr. Samuel Nyer, who is Chairman of the Board of Nyle, controls more voting stock in the Company than any other shareholder.

    We have a policy requiring less than wholly-owned subsidiaries to reimburse us for costs in providing management services. Eaton has a service agreement with us wherein they pay a fee of $120,000, annually. The subsidiaries are also required to reimburse the Company for any additional legal, auditing and accounting fees.

                 Retail Pharmacies Business - Pharmacy chain
                 -------------------------------------------

Eaton Apothecary

     In August 1996, we acquired 80% of D.A.W., Inc. d/b/a Eaton Apothecary, a 14 store chain of pharmacies.


                                    5
     Each of the five minority shareholders (except in one case, the husband of a shareholder) continue employment under a five-year extension of their original employment contract. Their original five-year employment contract commenced in August 1996 and expired August 5, 2001. The Board of Directors of D.A.W. is comprised of five members, two from the minority shareholders and two from the Company and a fifth director not affiliated with the minority shareholders or the Company. The fifth seat on the board is vacant. Additionally, one member of Eaton's management is entitled to occupy a seat on our Board of Directors. Such seat is currently vacant.

     Eaton operates within the metro-Boston Massachusetts market place and has contracts to manage 3 pharmacies owned by federally qualified health centers. Net sales are approximately $53 million in fiscal 2005, with the emphasis of operations on the pharmacy department. Eaton offers free delivery service of prescription medication to customers. In fiscal 2005, prescription sales accounted for 88.7% of total sales.

Strategy

     Eaton's strategy is to move in the opposite direction from the national chains regarding store size, merchandise mix and store locations. Its prototypical store ranges in size from 2,000 to 5,000 sq. ft. The strategy of focusing on the core of the business within a low fixed cost prototype has resulted in it becoming a leading low cost producer within the industry. Eaton believes this advantage will become increasingly important as pharmacy benefit management companies continue to squeeze margins and the Massachusetts' Medicaid program continues to grapple with budget constraints and rising manufacturer prices.

     The growth in the market for prescription medications slowed in the last year after many years of double-digit growth. Factors influencing the stagnation included the withdrawal of Merck's Vioxx from the market and a lower growth in proton pump inhibitors and antihistamine sales after leading products in these categories became available as over-the-counter products. However, industry experts forecast the stagnation to be short-lived as the baby-boomers age, direct to consumer advertising continues and new and improved medications continue to enter the market.

     Eaton is a leading niche-market pharmacy provider in Massachusetts. In conjunction with the Lynn Community Health Center, Eaton operates the only dually licensed pharmacy in the state. Eaton has contracts with three of the largest PACE (Progressive All-inclusive Care for the Elderly) providers in the state. In each of the instances, Eaton provides pharmacy services consistent with Section 340B of the Public Health Services Act. Two sites are operated under a 340B replenishment model while one is operated under a segregated inventory model. The 340B replenishment model is where each federally qualified entity replenishes the prescription inventory dispensed to them. As replenishment can only be effectuated in full package amounts, there is inherent in the model the necessity for Eaton to carry significant accounts receivable in partial package quantities dispensed. In an effort to reduce committed operating capital, Eaton has moved from the replenishment inventory model to the segregated inventory at the Lynn location and Boston Healthcare for the Homeless program.

     In late November 2004, Eaton opened a pharmacy in a medical center. In January 2005, the medical center was sold to Boston Children's Hospital.
                                    6
Revenues for fiscal 2005 were $370,000. Eaton expects slow but steady growth in revenues at this pharmacy as the hospital continues renovations and increases its presence at the 440,000 sq. ft. facility.

     In April 2005, Eaton began managing a pharmacy within a Federally Qualified Health Center (FQHC) operated by the Boston Healthcare for the Homeless program. In May 2005, Eaton began managing an additional FQHC affiliated with Boston Medical Center. In each instance, Eaton is paid a dispensing fee for each prescription dispensed and is responsible for the management of the pharmacies in their entirety. Eaton expects to service the prescription needs of two homeless shelters under the Boston Healthcare for the Homeless umbrella within fiscal 2006. Eaton is presently in negotiations with two additional FQHCs to provide pharmacy management services to the Health Centers desirous of dispensing prescription medications under the 340B program. One of the FQHCs manages an additional PACE program with 150 patients. The manner and amount Eaton will be compensated is presently under discussion.

     Eaton operates two Medicine-On-time medication management systems. This licensed packaging system caters to elderly clients who are unable to manage their medication regimens yet who are not frail enough for nursing homes. The Medicine-On-Time system is the preferred system of most Assisted Living Facilities. Assisted living facilities are transitory facilities for elderly patients unable to live at home alone but not brittle enough to require nursing home care. The U.S. census predicts this market segment to be the largest growing housing sector in the nation over the next decade. In addition to growth in the assisted living and homebound sectors, many new customers have been gained by word of mouth throughout the visiting nurse and health center communities. Sales within these niche segments were approximately $10 million in fiscal 2005. Eaton expects growth within its niche categories to be the fastest growing segment of its business over the next several years.

     Eaton is presently under lease negotiations to open a pharmacy in an affluent suburban Boston strip mall. The community presently has no pharmacy. Eaton has also begun preliminary negotiations to purchase an additional operating pharmacy with revenues in excess of $4 million.

     Eaton continues to seek acquisition opportunities within contiguous markets to grow its business. Eaton acquires stores both with the intent of continuing operations or effectuating consolidations with existing locations. Eaton did not acquire any stores in fiscal 2005. In January 2006, Medicare beneficiaries can choose to enroll in one of many Medicare part D plans currently under consideration for approval by the Centers for Medicare and Medicaid. The plans will provide seniors, for the first time, with a prescription drug benefit under the Medicare program. Eaton expects to realize significant prescription sales growth as seniors, whose limited incomes may have acted as a barrier to obtaining prescription medication, can now expect Medicare to subsidize a significant portion of their prescription drug costs.

Customers and Third-Party Payors

     During the year ended June 30, 2005, approximately 81% of the pharmacy sales were to customers covered by health plan contracts, which typically contract with a third-party (such as an insurance company, a prescription benefit management company, a governmental agency, a private employer, and a health maintenance organization or other managed care provider) that agrees to pay for all or a portion of a customer's eligible prescription purchase in
                                    7
exchange for reduced prescription rates. During the year ended June 30, 2005, the top five third-party payors, which provide administrative and payment services for multiple health plan contracts and customers, accounted for approximately 65% of our total sales, the largest of which represented 28% of our total sales. During the year ended June 30, 2005, Medicaid agencies accounted for approximately 28% of our total sales. Any significant loss of third-party payor business could have a material adverse effect on Eaton's business and results of operations.

Regulation

     Eaton's business is subject to various federal and state regulations. For example, pursuant to Omnibus Budget Reconciliation Act of 1990 ("OBRA") and Massachusetts's regulations, Eaton's pharmacists are required to offer counseling, without additional charge, to their customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription if the warning could reduce or negate such effect.

     Eaton's pharmacies and pharmacists must be licensed by the Massachusetts board of pharmacy. Eaton's pharmacies and distribution centers are also registered with the Federal Drug Enforcement Administration and are subject to Federal Drug Enforcement Agency regulations relative to Eaton's pharmacy operations, including purchasing, storing and dispensing of controlled substances. If Eaton were to violate any applicable statute, rule or regulation, their licenses and registrations could be suspended or revoked.

     Eaton's pharmacies are subject to patient privacy and other obligations, including corporate pharmacy and associate responsibility imposed by the Health Insurance Portability and Accountability Act. As a covered entity, Eaton is required to implement privacy standards, train their associates on the permitted uses and disclosures of protected health information, provide a notice of privacy practice to Eaton's pharmacy customers and permit pharmacy customers to access and amend their records and receive an accounting of disclosures of protected health information. Eaton is additionally required to safeguard against the loss of protected, private health information. Failure to properly adhere to these requirements could result in the imposition of civil as well as criminal penalties.

     In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in the state legislature that would effect major changes in the healthcare system, either nationally or at the state level. Although Eaton believes they are well positioned to respond to these developments, they cannot predict the outcome or effect of legislation resulting from these reform efforts.

Competition

     Virtually all of Eaton's stores compete head-to-head with CVS and Walgreen stores. Pharmacies in supermarkets and deep discount stores, such as Wal-Mart, have not gained significant market share in the communities served by Eaton.

     Many of the largest Pharmacy Benefit Management Companies (PBMs) have instituted differential prescription co-payment structures for retail versus

                                    8
mail order pharmacies. Under the co-payment structures, patients are offered a financial incentive, in the form of a lower co-payment, to obtain their chronic or maintenance medications through a mail order facility. While Eaton has lost some of its customer base to mail order, it has gained market share from retail competitors that has offset the losses.

                          Medical Products/Service
                          ------------------------
ADCO - ADCO South

     ADCO is a wholesale medical distributor located in Bangor, Maine, with a wholesale customer base of over 875 active customers through out New England. ADCO supplies all areas of health care products to physician offices, clinics, health centers, nursing homes, visiting nurse associations, individual health care consumers and specialty equipment to hospitals. ADCO also supplies medical supplies and equipment through an interactive web site, medicalmailorder.com. This site is used to aid in directing customers through an on-line medical mall and the appropriate departments to locate specific equipment and supplies. Our target customers, include home consumers, federal agencies, military, local and state municipalities, schools and universities.

     ADCO derives 90% of its revenues from sales to institutional customers (primarily nursing homes and physician offices), while the balance comes from its retail and home health customers.

     ADCO maintains a 23,000 square foot facility containing a 3,000 square foot retail showroom located in Bangor, Maine.

     ADCO South began operations in 1992 and is located in West Palm Beach, Florida. ADCO South's sales are from medical supplies and equipment primarily to physicians and clinics in the Palm Beach and Broward County areas of South Florida. It does no home health care business.

     ADCO and ADCO South provide over 5,000 combined stock items and special orders for non stock items, as necessary. Although the inventories of both companies share common items, the need for items relative to their geographic regions is accomplished through warehouse transfers. This enables a larger mix of products to be available from either company and both benefit from the synergies available from two combined inventories.

Marketing

     Our sales are achieved through the services of independent sales representatives who travel throughout New England and South Florida and through sales personnel who tele-market, send catalogs and do mailing campaigns for existing customers and the Internet.
Competition

     All aspects of the our medical products business are subject to significant competition. Our national competitors generally have substantially greater financial resources and other competitive advantages, although they traditionally concentrate on hospitals. Nonetheless, the Company believes we have certain competitive advantages which enable us to compete favorably with larger competitors because of our ability to be flexible and creative for their customers.

                                    9
     The national market for wholesale distribution of medical and home health care supplies is served in large part by, McKesson, PSSI, Cardinal and Owens & Miner. PSSI is the largest national supplier of supplies to physician offices and clinics. Although hospitals are believed to constitute most of these companies largest customer group, these companies claim to serve over 17,000 other customers including physicians and clinics throughout the United States, including the New England area. Despite the presence of larger companies, ADCO/ADCO South believe the distribution of medical products in physician sites and long-term care facilities is still controlled by many small local and regional distributors.

                        Discontinued operations
                        -----------------------

     Due to declining sales and continuing losses, Anton Investments, Inc., and Conway Associates, Inc., the fire and police segment, were discontinued in fiscal 2004.

                        Fire and Police
                        ---------------

Anton Investments, Inc. - Conway Associates, Inc.

     Anton and Conway sold fire, police and rescue equipment and supplies that were sold to municipal and industrial accounts throughout most of the New England area.

     We purchased an 80% interest in Anton Investments Inc. in 1993. Anton conducted approximately 90% of its business with municipal and industrial fire departments, while law enforcement agencies and emergency rescue units comprise 10% each.

     We purchased an 80% interest in Conway Associates, Inc. in 1996.

     In August 2003, due to continuing losses, the Company closed its Anton Massachusetts location. In September 2003, the Company closed its New Hampshire location. In December 2003, the Company reevaluated the business and determined to close Anton entirely and discontinue the remaining location because of continuing decreased sales and an inability to generate sufficient revenues to cover fixed costs and operating expenses. The Company has sold the remaining inventory and fixed assets. Anton's operations are accounted for as a discontinued operation and the results of operations have been excluded from continuing operations in the consolidated statements of operations for all periods presented.

     In June 2004, due to declining sales and continuing losses, the Company closed its remaining location with respect to Conway, in Haverhill, Massachusetts. The Company is in the process of returning some of its remaining inventory to satisfy unpaid accounts payable. The operations are accounted for as a discontinued operation and the results of operations have been excluded from continuing operations in the consolidated statements of operations for all periods presented.

Backlogs - Seasonal

     None of our Companies have significant backlogs and our businesses are not
seasonal.                           10
Employees

     The Company believes our employees represent one of our most valuable resources. As of the date of this report, our subsidiaries have 123 full-time and 88 part-time employees, including its executive officers. Eaton employs 97 full-time and 83 part-time employees, ADCO employs 21 full-time employees and 3 part-time employees, ADCO South employs 4 full-time employees and 2 part-time employees, and the Company directly employs one full-time person. None of our employees are covered by a collective-bargaining agreement.

     Management believes that our relationship with our employees is excellent and that we have a loyal work force.

Properties.

     Our executive offices and ADCO's office, warehouse and retail store are located at 1292 Hammond Street, Bangor, Maine.

     The pharmacies have 15 leases, averaging approximately 2,200 square feet each, with one location having approximately 5,400 square feet, throughout the suburban Boston area. One of the leases is for office space of approximately 2,000 square feet. Our monthly lease payments range from $562 to $11,050. Six locations have renewable lease options.

     The medical segment owns a 23,000 square foot facility located in Bangor, Maine. The promissory note, with respect to the mortgage on its building and land, was paid in full July 2005. The monthly costs, including taxes (but excluding utilities) is $2,000. We also lease 6,500 square feet of warehouse space in Bangor, Maine for $2,194 per month and 6,172 square feet of warehouse and office space in West Palm Beach, Florida for $3,468 per month.

     We believe our current premises are adequate for our current foreseeable needs.

Legal Proceedings.

     We are not a party to any material litigation.

     However, recently, each of Anton and Conway has had litigation threatened against it with respect to accounts payable. Such entities have not yet determined the likelihood of success of these potential litigation matters. The Company does not believe that the dollar amount of possible damages with respect to any one of the litigation matters threatened would exceed ten percent of the current assets of the Company and its subsidiaries on a consolidated basis. Even if these matters were all decided in a manner adverse to Anton and Conway, there would not likely be a material adverse affect on the Company and its subsidiaries.

     It should be noted that the immediately preceding paragraph describes litigation which has been threatened but for which no complaint has been filed against the Company or any of its subsidiaries. It is possible that no suit will be filed with respect to these matters.




                                   11
                           RISK FACTORS
                           ------------

     In addition to the other information in this Prospectus, you should carefully consider the following factors before making an investment decision. Our business is subject to a number of risks, some of which are discussed below. Other risks are presented elsewhere in this prospectus and in the information incorporated by reference into this prospectus. Before deciding to invest in our company or to maintain or increase your investment, you should carefully consider the risks described below, in addition to the other information contained in this prospectus, our Annual Report on Form 10-K, our Quarterly Reports on 10-Q; and in our other filings with the Securities and Exchange Commission, including any subsequent reports filed on Forms 10-K, 10-Q and 8-K. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

We Have Experienced a History of Losses
---------------------------------------

     Until 2001, Nyer had reported losses with the exception the quarter ended March 31, 1996. Nyer reported a profit for the year ended June 30, 2005, a loss for the year ended June 30, 2004, a profit for the years ended June 30, 2003 and June 30, 2002. No assurances can be given concerning Nyer's future operating results.

The Company Has A Limited Amount of Cash to Fund Operating Needs
----------------------------------------------------------------

     At June 30, 2005, we had approximately $2,000,000 in cash as compared to approximately $1,300,000 in cash at June 30, 2004. The cash balances of the Company and subsidiaries were as follows: pharmacies - approximately $1,500,000, Company - approximately $332,000, and medical - approximately $159,000. Because the pharmacies are not a wholly-owned subsidiary of the Company and the Company does not have operating control, it cannot unilaterally cause the pharmacies to loan funds to the Company should the Company require a loan. The pharmacies owe approximately $85,000 to the Company which is being repaid monthly.

     In October 2004, the Company's medical segment obtained a $300,000 line of credit which is collateralized by property owned by the subsidiary and guaranteed by the Company. The Company cannot draw on the line without approval from a committee of the board of directors, specifically established for this purpose. The interest rate for the line of credit is the Wall Street Journal Prime Rate. Repayment of the line of credit would be in monthly payments of interests only, with the principal being due at maturity, unless renewed. The line of credit expires November 30, 2006. As of the date of this prospectus, the Company has not drawn on the line of credit.



                                   12

Restricted Assets and Uncertainties
-----------------------------------

     In August of 1996, the Company and the shareholders of D.A.W. entered into a stock exchange Agreement and plan of reorganization whereby the Company acquired by exchange with the sellers 80% of the issued and outstanding stock of D.A.W. The Board of Directors of D.A.W. is comprised of five members, two from the minority shareholders and two from the Company and a fifth director not affiliated with the minority shareholders or the Company. The fifth seat on the board is vacant.

     As part of this agreement, the Company and the minority shareholders will not vote any of their shares in favor of, or consent to any merger of D.A.W. with another entity or any sale of all or substantially all of the assets of D.A.W. unless 80% of the D.A.W.'s Board of Directors vote in favor of the transaction.

     The agreement also provides for the operations of the subsidiary, including cash management, to be managed by the minority shareholders.

     The minority shareholders of D.A.W. have employment agreements which expire in August 2006. When the agreements expire, these employees have the right to require the Company to purchase all or any portion of their shares of D.A.W.

     The Company and the minority shareholders are presently attempting to negotiate employment agreements and/or a buy out agreeable to all parties. There is also no assurance that the Company will be able to successfully negotiate employment agreements and/or raise the capital necessary to buy out the minority shareholders. Should an agreement not be reached, the Company will be faced with a number of uncertainties:

     1. If an agreement has not been finalized by August 2006, the minority shareholders could seek employment elsewhere. This would, in the short run, leave no management team for the pharmacies and cause the Company to have to assemble an entire new management team.

     2. Six of the location leases are expiring in 2006, including the largest and most profitable one, which is owned by the mother of D.A.W.'s president and member of the board of directors of each of D.A.W and the Company. If an agreement is not finalized, this lease may not be renewed.

     3. There is also no assurance that D.A.W. will be able to renew the other leases at terms acceptable to management.


We Do Not Possess Depth in Our Management Team
----------------------------------------------

     The success of Nyer is principally dependent upon the efforts of the President and Chief Executive Officer, Karen Wright, the Company's Board of Directors, and the management team of the pharmacies. With the exception of its medical products distribution companies, Nyer does not provide any operating support to its subsidiaries and limits its services principally to supplying accounting services to its subsidiaries. For this reason, Nyer has not needed the services of additional management, beyond its executive officer
                                    13
and the minority shareholders of Eaton. As Nyer continues to grow, it may require the services of additional executives. The loss of certain other key employees could have a material effect upon the business of Nyer. At the present time, Nyer has key-man insurance on the lives of the minority shareholders and does not have any on its executive officer nor does it intend to do so. No assurances can be given that Nyer can recruit suitable qualified executives, if necessary.

Control of Nyer Is Held By a Few Shareholders
---------------------------------------------

     Nyer's principal shareholder, Nyle International Corp. (Nyle), a corporation controlled by Mr. Samuel Nyer, owns 781,000 shares of common stock of Nyer. In addition, Nyle owns 2,000 shares of Class A preferred stock which has voting rights equal to 2,000,000 shares of common stock of Nyer on all matters that come before the common shareholders for vote. Mr. Nyer personally owns 101,400 shares of common stock of Nyer and 1,000 shares of Class B preferred stock of Nyer which has voting rights equal to 2,000,000 shares of common stock of Nyer on all matters that come before the common shareholders to vote.

     Such holdings collectively represent approximately 61.6% of the voting securities of Nyer. As a result, Nyle and Mr. Nyer effectively control the voting power of Nyer. Accordingly, Nyle and Mr. Nyer are in the position to elect a majority of Nyer's directors and control the policies and operations of Nyer.

Many of Our Competitors Have Advantages Over Us
-----------------------------------------------

     All aspects of Nyer's business are subject to significant competition. Many of Nyer's competitors generally have substantially greater financial resources and other competitive advantages. Such greater resources and advantages may reduce our chance for economic success.

Volatility in the Stock Market May Have a Negative Impact on the Price of Our Stock
-----

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. This as well as other factors which are directly related to the businesses of Nyer, could impact the market price of Nyer's common stock. Further because of the small volume of trading in the common stock of Nyer, the market price of the common stock can be affected by increases in trading volume.

     Nyer's common stock is listed on the Nasdaq stock exchange. Nasdaq rules provide that if the market price of a common stock is less than $1 for thirty consecutive trading days, it can be delisted upon the happening of certain events. If Nyer's common stock is delisted by Nasdaq, the market price of the common stock may be negatively impacted.




                                    14
Risks related to ownership of our common stock
----------------------------------------------

The exercise of our outstanding stock options could adversely affect our outstanding common stock
------------------------

     Our stock option plans are an important component of our compensation program for our employees, directors and consultants. As of November 2, 2005, we have issued and outstanding options to purchase approximately 1,710,600 shares of common stock with exercise prices ranging from $1.29 to $16.75 per share. The existence of such rights to acquire common stock at fixed prices may prove a hindrance to our efforts to raise future funding by the sale of equity. The exercise of such options will dilute the percentage ownership interest of our existing stockholders and may dilute the value of their ownership. The possible future sale of shares issuable on the exercise of outstanding options could adversely affect the prevailing market price for our common stock. Further, the holders of the outstanding rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Future sales of shares may depress the price of our common stock
----------------------------------------------------------------

     This prospectus relates to the sale or distribution of up to 246,557 shares of common stock by the selling stockholders. Except as set forth in this prospectus under "Use of Proceed", we will not receive any proceeds from these sales and have prepared this prospectus in order to meet our contractual obligations to the selling stockholders. The sale of this block of stock, or even the possibility of its sale, may adversely affect the trading market for our common stock and reduce the price available in that market.

Investors Should Not Expect Dividends
-------------------------------------

     Nyer intends to retain future earnings, if any, to finance its growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase any of the shares of common stock offered hereby.

The Companies Which Comprise Nyer Have Not Historically Operated as a Combined Business
--------

     The subsidiaries that comprise Nyer have been historically managed or operated as individual, stand-alone businesses. Although we believe that we have and can continue to successfully manage and operate these separate and individual businesses, we cannot be certain of this.

Certain risks are inherent in providing pharmacy services; our insurance may not be adequate to cover any claims against us.
----------------------------------------------------------------------------

     Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as improper filling of prescriptions, labeling of prescriptions and adequacy of warnings. Although we
                                   15
maintain professional liability and errors and omissions liability insurance, from time to time, claims result in the payment of significant amounts, some portions of which are not funded by insurance. We can offer no assurance that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will maintain this insurance on acceptable terms in the future. Our results of operations, financial condition or cash flows may adversely be affected if in the future our insurance coverage proves to be inadequate or unavailable or we may suffer harm to our reputation as a result of an error or omission.

Product Liability Claims May Arise in the Future of Medical Products
--------------------------------------------------------------------

     The sale of medical products entails the risk that users will pursue product liability claims. Although we are a distributor and not a manufacturer of medical products and are therefore less likely to be ultimately liable in a product liability suit, a product liability claim could be made against us and could be expensive for us. Our insurance may not provide adequate coverage against these claims.

Our Success May Vary With Regulation of and Changes in the Practice of Medicine
-------------------------------------------------------------------------------

     The health care industry is subject to extensive government regulation, licensure and operating procedures. Nyer cannot predict the impact that present or future regulations may have on operations of Eaton and ADCO. Eaton's pharmacists also may have a duty to warn customers regarding potential negative effects of a prescription drug if the warning could reduce or negate these effects. Additionally, Eaton is subject to federal Drug Enforcement Agency and state regulations relating to pharmacy operations, purchasing, storing and dispensing of controlled substances. Eaton is also subject to other federal regulations such as The Health Insurance Portability and Accountability Act of 1996 (HIPAA). Moreover, as consolidation among physician provider groups, long-term care facilities and other alternate-site providers continues and provider networks are created, purchasing decisions may shift to individuals with whom Eaton and ADCO have not had prior selling relationships. There can be no assurance that Eaton and ADCO will be able to maintain its customer relationships in such circumstances or that such provider consolidation will not result in reduced operating margins. Also, national health care reform has been the subject of a number of legislative initiatives by Congress. Due to uncertainties regarding the ultimate features of health care reform initiatives and their enactment and implementation, Eaton and ADCO cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on Eaton and ADCO or their customers. The actual announcement of reform proposals and the investment community's reaction to such proposals, announcements by competitors of their strategies to respond to reform initiatives and general industry conditions could produce volatility in the trading and market price of Nyer common stock.

Pricing Pressures From Health Care Providers and Third-Party Payors Exists
for Us
------

     The cost of a significant portion of medical care in the United States is funded by government and private insurance programs, such as Medicare, Medicaid and corporate health insurance plans. In recent years, government-imposed
                                   16
limits on reimbursement of hospitals and other health care providers have significantly impacted spending budgets in certain markets within the medical products industry. Private third-party reimbursement plans are also developing increasingly sophisticated methods of controlling health care costs through redesign of benefits and exploration of more cost-effective methods of delivering health care. Accordingly, there can be no assurance that reimbursement for purchase and use of medical products will not be limited or reduced and thereby adversely affect future sales by Eaton and ADCO. In addition, any substantial delays in reimbursement, significant reduction in coverage or payment rates from third party payors can have a material adverse effect on our retail pharmacy business. Pharmacy sales to third party plans accounted for 81% of our total pharmacy sales for the fiscal year ended 2005 and 83% for the fiscal year ended 2004.

Eaton is Dependent on Relationships with Vendors
------------------------------------------------

     Eaton is dependent on vendors to manufacture and supply products. During the 12-month period ended June 30, 2005, Eaton had one vendor whose relationship accounts for 86% of their inventory purchases. We believe if necessary, we can replace the vendors with no adverse cost effect.

     Eaton's ability to maintain good relations with vendors will affect the profitability of its business. Currently, Eaton relies on its vendors to provide: (i) agreeable purchasing and delivery terms; (ii) sales performance incentives; (iii) financial support of sales and marketing programs; and (iv) promotional materials. There can be no assurance that Eaton will maintain good relations with its vendors.

ADCO Is Dependent on Relationships with Vendors

-----------------------------------------------

     ADCO distributes from its stock over 5,000 medical products manufactured by approximately 135 vendors and is dependent on these vendors for the manufacture and supply of products. During the 12-month period ended June 30, 2005, no vendor relationship accounted for more than 10% of ADCO's inventory purchases.

     ADCO's ability to maintain good relations with these vendors will affect the profitability of its business. Currently, ADCO relies on vendors to provide:
(i) field sales representatives' technical and selling support; (ii) agreeable purchasing and delivery terms; (iii) sales performance incentives; (iv) financial support of sales and marketing programs; and (v) promotional materials. There can be no assurance that ADCO will maintain good relations with its vendors.

Eaton depends on the continued service of, and on the ability to attract, motivate and retain, a sufficient number of pharmacists for our stores.
-------------------------------------------------------------

        We believe that our success depends in part on our continued ability to attract and retain qualified and skilled pharmacists. Over the years, a significant shortage of pharmacists has developed due to industry competition as well as competition from other industries. This has resulted in continued upward pressure on pharmacist compensation packages. There can be no assurance
                                    17
that we will be able to attract, hire and retain sufficient numbers of pharmacists necessary to continue to develop and grow our business. The inability to attract and retain a sufficient number of pharmacists could limit our ability to increase revenue and impact our ability to deliver high levels of customer care.

The Success of ADCO Is Dependent on Qualified Sales Representatives
-------------------------------------------------------------------

     ADCO believes that to be successful it must continue to hire, train and retain highly qualified sales representatives. Due to the relationships developed between ADCO's sales representatives and its customers, upon the departure of a sales representative, ADCO faces the risk of losing the representative's customers, especially if the representative were to act as a representative of ADCO's competitors. ADCO generally requires its sales representatives to execute a non-competition agreement as a condition of their employment. Although courts have generally upheld the terms of non-competition agreements similar to ADCO's in the past, there can be no assurance that such agreements will be upheld in the future.

ADCO Relies on Third-Party Shippers
-----------------------------------

     Because ADCO believes that its success to date is dependent in part upon its ability to provide prompt, accurate and complete service to its customers on a price-competitive basis, any material increases in its costs of procuring and delivering products could have an adverse effect on its results of operations. Strikes or other service interruptions affecting United Parcel Service or other common carriers used by ADCO to ship its products could impair ADCO's ability to deliver products on a timely and cost-effective basis. In addition, because ADCO typically bears the cost of shipment to its customers, any increase in shipping rates could have an adverse effect on ADCO's operating results.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses
--------------------------------------------

     Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission, or SEC, regulations and Nasdaq Stock Exchange rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our ongoing efforts to comply with
Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our management's required assessment of our internal control over financial reporting and our independent registered public accounting firm's
                                    18
attestation of that assessment will require the commitment of financial and managerial resources. We expect these efforts to require the continued commitment of resources. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

     While we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from legislation requiring companies to evaluate those internal controls.

     Section 404 of the Sarbanes-Oxley Act of 2004 requires our management to report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal control structure and procedures for financial reporting. Under the new compliance schedule, we will be required to comply with the Section 404 requirements for our fiscal year ending on June 30, 2008. In the event that our chief executive officer or independent registered public accounting firm determines that our internal control over financial reporting is not effective as defined under Section 404, investor perceptions and the reputation of our company may be adversely affected and could cause a decline in the market price of our stock.

     We are subject to additional rules and regulations as a public company, which will increase our administration costs which in turn could harm our operating results.

     As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. In addition to final rules and rule proposals already made by the SEC, the Nasdaq Stock exchange adopted revisions to its requirements for companies that are Nasdaq-listed. These rules and regulations have increased our legal and financial compliance costs, and made some activities more time consuming or costly. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Changes to financial accounting standards may affect our results of operations and cause us to change our business practices.
---------------------------------------------

     We prepare our financial statements to conform to generally accepted accounting principles, or GAAP. These accounting principles are subject to interpretation by the Financial Accounting Standards Board, American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in those policies can have a significant effect on our reported results and may affect our reporting of transactions completed before a change is announced. Changes to those rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. For example, accounting policies affecting many aspects of our business, including rules relating to employee stock option grants, have recently been revised or are under review.
                                    19
The FASB and other agencies have finalized changes to GAAP that will require us, starting in our quarter ending September 30, 2005, to record a charge to earnings for employee stock option grants. We may have significant and ongoing accounting charges resulting from option grant that we expect will reduce our overall net income. In addition, since we historically have used equity-related compensation as a component of our total employee compensation program, the accounting change could make the use of equity-related compensation less attractive to us and therefore make it more difficult to attract and retain employees and directors.















































                                    20
                               USE PROCEEDS
                               ------------

     We received an aggregate of $400,000 from the sale of 193,237 shares of common stock and 53,320 warrants to certain investors in a private placement transaction concluded on April 15, 2005. We are using the net proceeds from the sales of those securities for working capital purposes. To the extent that this prospectus covers the sale by our security holders of the shares of common stock issued on April 15, 2005 and shares issuable upon the exercise of the warrants issued to the investors, Nyer Medical Group, Inc. will not receive any proceeds from the sales of those shares.

     Although Nyer Medical Group, Inc. will not receive any proceeds from the sale of those shares of common stock underlying the warrants, we will receive an aggregate of up to $138,632 upon the exercise of these warrants, if they are exercised, and similarly intend to use the proceeds from the exercise of the warrants for working capital purposes.


                         SELLING SECURITY HOLDERS
                         ------------------------

     The selling stockholders may, from time to time, offer and sell shares of our common stock pursuant to this prospectus. In addition to the selling stockholders identified in the table below, any of their proper transferees, donees, pledgees or other successors or any persons who acquire any of the offered shares in a transaction exempt from the registration requirements of the Securities Act of 1933 and who are identified in a supplement to this prospectus may also sell shares under this prospectus. The number of shares of common stock beneficially owned by the selling stockholders which are listed below are based upon the selling stockholders' representations regarding their ownership. The numbers of shares listed below as being offered prior to adjustments include shares of common stock and shares issuable upon exercise of certain warrants, all of which were acquired by the selling stockholders in a private placement transactions with Nyer Medical Group, Inc. on April 15, 2005. Because the terms of certain of the warrants allow for adjustments in the numbers of shares issuable upon their exercise, we do not know the actual number of shares that will be acquired and offered by the selling stockholders. The number of shares covered by this prospectus includes a good faith estimate of the number of shares that will be acquired by the selling stockholders upon exercise of the warrants. The number of shares covered by this prospectus may, however, differ from the actual number of shares ultimately acquired and offered by the selling stockholders, in which case we may file an amendment or supplement to this prospectus. Under the terms of the private placement transaction documents, with certain exceptions, each selling stockholder individually is prohibited from acquiring shares upon exercise of warrants that would cause it to beneficially own more then 4.99% of our outstanding shares of common stock.

     All of the selling stockholders listed below each currently own less than 5% of our outstanding shares of common stock.




                                   21

                    Shares of             Shares of        Shares of
                   Common Stock          Common Stock     Common Stock
                Beneficially Owned      Being Offered    Beneficially Owned
                Before the Offering(4)  in the Offering  After the Offering(1)
                -------------------     ---------------  ------------------(4)
Name of Selling
Stockholders          Number    Percent       Number        Number      Percent
---------------       ------    -------       ------        ------      -------
Around the Clock
  Partners, LP        271,000      2.9        170,028 (2)   441,028        4.6
High Yield
  Orange, Inc.        130,000      1.4         76,529 (3)   206,529        2.2
                      -------      ---        -------       -------        ---
       Total          401,000      4.3        246,557       647,557        6.8
                      =======      ===        =======       =======        ===

(1) Information with respect to "Shares Beneficially Held After Offering" and "Percentage of Shares Beneficially Held After Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of common stock.

(2) Includes 36,791 shares issuable on exercise of common stock warrants. The general partner of Around the Clock Partners, LP is Around the Clock Trading and Capital Management, LLC. Wayne Anderson is the managing member of Around the Clock Trading and Capital Management, LLC and, accordingly, is the individual who exercises sole investment and voting power over the shares held by Around the Clock Partners, LP.

(3) Includes 16,529 shares issuable on exercise of common stock warrants. David Matheny is the Chief Executive Officer of High Yield Orange, Inc. and, accordingly, is the individual who exercises investment and voting power.

(4) The number and percentage of shares beneficially held is determined in accordance with Rule 13d-3 of he Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares which the selling security holder has the right to acquire within 60 days.

                         PLAN OF DISTRIBUTION
                         --------------------

     The selling stockholders of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

   - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
                                     22
   - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

   - an exchange distribution in accordance with the rules of the applicable exchange;

   - privately negotiated transactions;

   - settlement of short sales entered into after the date of this prospectus;

   - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

   - a combination of any such methods of sale;
   - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or any

   - any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%). The Company is required to pay certain fees and expenses incurred by the Company incident
                                    23
to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

     Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
















                                   24


                         LEGAL MATTERS
                         -------------

      Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Morea Schwartz LLP, New York, New York.


                         EXPERTS
                         -------

      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Nyer Medical Group, Inc. for the year ended June 30, 2005 have been so incorporated in reliance on the report of Sweeney, Gates & Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.







































                                   25

                                 PART II
                                 -------



Item 14.  Other Expenses of Issuance and Distribution

     The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All expenses are estimated other than the SEC registration fee.


 Securities and Exchange Commission registration fee...     $78.35
 ------------------------------------------------------
 Accounting fees and expenses .........................  $1,000.00
-------------------------------------------------------
 Legal fees and expenses ..............................  $7,500.00
 ------------------------------------------------------
 Miscellaneous.........................................  $1,000.00
 ------------------------------------------------------
          Total........................................  $9,578.35
 ------------------------------------------------------

Item 15.  Indemnification of Directors and Officers

     Our articles of incorporation provide that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Florida law as it now exists. We have entered into Indemnification Agreements with our officers and directors providing for indemnification to the fullest extent under Florida law and containing an advancement of expenses provision. Florida law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of a corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, such indemnification shall apply only if approved by the court in which the action was pending. We also maintain directors' and officers' insurance. Any other indemnification shall be made only after the determination by our Board of Directors (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).











                                   II-1
Item 16.  Exhibits.

4.1       Securities Purchase Agreement, dated as of April 15, 2005, by and between the Company and the Purchasers thereunder, with attached schedules. (*)

4.2       Form of Common Stock Purchase Warrant, dated April 15, 2005, by the
            Company in favor of Around the Clock Partners, LP. (*)

4.3       Form of Common Stock Purchase Warrant, dated April 15, 2005, by the
            Company in favor of High Yield Orange, Inc. (*)

4.4       Registration Rights Agreement, dated as of April 15, 2005, by and between the Company and the Purchasers thereto with attached schedules. (*)

5.1       Opinion of Morea Schwartz LLP.

23.1      Consent of Morea Schwartz LLP (included in Exhibit 5.1).

23.2      Consent of Sweeney, Gates & Co.

     (*)  Contained in Form 8-K filed April 18, 2005.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i)and(a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

                                    II-2
Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section-15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
















                                    II-3

                                   SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangor, State of Maine, on November 3, 2005.

                                         Nyer Medical Group, Inc.

                                         /s/ Karen L. Wright
                                         By:-------------
                                         Karen L. Wright,
                                         President and Director
                                         (Principal Executive Officer)










































Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below has authorized Karen L. Wright with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and has appointed Karen L. Wright, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


 Signature                                  Date
 ---------                                  ----

 Title
 -----

/s/ Samuel Nyer                             November  3, 2005
    Samuel Nyer
    Chairman of the Board, Vice-
    President of Mergers and
    Acquisitions and Director


/s/ Karen L. Wright                         November  3, 2005
    Karen L. Wright
    President, Principal Executive
    Officer, Treasurer, Vice President
    of Finance, Vice President of
    Operations, Principal Financial
    Officer, Principal Accounting
    Officer and Assistant Secretary
    and Director


/s/ Robert Landis                           November  3, 2005
    Robert Landis
    Director

/s/ Donald Lewis                            November  3, 2005
    Donald Lewis
    Director

/s/ Kenneth Nyer, M.D.                      November  3, 2005
    Kenneth Nyer, M.D.
    Director

/s/ James Schweiger                         November  3, 2005
    James Schweiger
    Director

/s/ Gerald Weston                           November  3, 2005
    Gerald Weston
    Director
                          EXHIBIT 5.1

November 3, 2005
Nyer Medical Group, Inc.
1292 Hammond Street
Bangor, Maine  04401

Re: Registration Statement on Form S-3 Relating to 246,557 Shares of Common
Stock

Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 246,557 shares of Common Stock, par value $.0001 per share, of Nyer Medical Group, Inc. (the "Company") that the Registration Statement contemplates will be sold by certain selling security holders.

     We have reviewed photocopies, conformed copies or the originals of the Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company (including amendments thereto), the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates as we have deemed necessary. In such reviews, we have assumed the genuineness of all signatures on all original documents and the conformity to the originals of all copies submitted to us as conformed or photocopies. As to various questions of fact material to our opinion, we have relied, without independent investigation, upon corporate resolutions, representations, statements or certificates of officers and representatives of the Company, public officials and others. We are not admitted to practice law in the State of Florida, and our opinions set forth below are limited to our review of the Florida Business Corporation Act.

     Based upon and subject to the foregoing, we are of the opinion that the 246,557 shares (including 53,320 shares that may be acquired upon exercise of certain warrants) of Common Stock of the Company that are the subject of the Registration Statement have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

     We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morea Schwartz LLP
MOREA SCHWARTZ LLP







EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Shareholders of Nyer Medical Group, Inc.

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 12, 2005 relating to the financial statements which appear in Nyer Medical Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2005. We also consent to the reference to us under the heading "Experts" in the such Registration Statement.

/s/ Sweeney, Gates & Co.


Fort Lauderdale, Florida
November 3, 2005